SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K
                               __________________

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 13, 2006
                               __________________

                                 NS8 CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            _________________________


           DELAWARE                333-75956                     13-4142621
       (STATE OR OTHER            (COMMISSION                  (IRS EMPLOYER
JURISDICTION OF INCORPORATION)    FILE NUMBER)               IDENTIFICATION NO.)

     1420 FIFTH AVENUE, 22ND FLOOR               98101
              SEATTLE, WA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (206) 521-5986

  FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT:  NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))


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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

A. On April 11. 2006, NS8 Corporation (the "Company") executed a Master Software License and Development Agreement (the "Agreement") with True Digital Entertainment COMPANY LIMITED ("True"), a company incorporated in Thailand. Pursuant to the Agreement, the Company and True agree to enter into a business arrangement whereby the Company will provide True with certain software development services as described therein for the purpose of creating a client installed music content download manager and player for online music content services (the "Music Manager").

B. The Company will provide custom development and technical support to develop the Music Manager and True will pay the Company for those custom development and support costs as described in Schedule "B" of the Agreement ("Custom Development"). The Company will use certain elements of its proprietary code architecture and transaction engines ("NS8 Engines") as part of the Custom Development and it agrees to license the use of those NS8 Engines to True for the term of the Agreement in order to customize and expedite the development of the Music Manager. The Company will custom develop the Music Manager specifically to the feature and function requirements provided by True as described in Schedule "C" of the Agreement. The Company's contract price for its Custom Development for First Release based on the Specifications provided as in Schedule "C" is $101,000.

C. The Company will provide True with: (i) onsite technical or upgrade installation support at True's request, (ii) upgrades for the Music Manager as may be necessary, (iii) remote engineering and version support for the Music Manager; and (iv) continuous licensed component feature upgrades or continuous component maintenance as may be necessary. True will pay the Company for its fees, travel and accommodation costs for providing such technical support costs as described in Schedule "B" of this Agreement.

D. The term of the license for the use of the NS8 Engines by True will be for three years from the time of commercial launch of the Music Manager, including its specific DRM reporting features. The Company grants True and its affiliates exclusive rights to use the NS8 Engines and the Music Manager within Thailand for one year commencing on the date of commercial launch.

E. Provided True is not in default under the terms of this Agreement, True may exercise a renewal of the term of the Agreement and the license granted by the Company to True by delivering written notice to the Company no later than 90 days before the end of the three year license term. Upon True delivering its renewal notice, the license will be deemed renewed for an additional period of three years upon the same pricing terms described in the Schedules to the Agreement. However, certain development costs may vary if True requires additional development work or modifications after the initial license term of three years. Such additional development costs will be mutually determined in good faith by both parties at such time.

F. True will pay the Company's revenue share (exclusive of value added tax) to the Company on a quarterly basis at the rate of four percent of the net revenue ("net revenue" means the net amount of the retail price received after allocations of revenue share to appropriate content owner has been deducted) derived from all of the charges actually collected from its subscribers in respect of subscriber transactions.

There are no material relationships between the Company or its affiliates and True, other than in respect of the Agreement that is described herein, except for the material contract announced on March 21, 2006 between the Company and True Corporation Plc, the parent company of True Digital Entertainment Company Limited.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NS8  CORPORATION
                                   (Registrant)

Date:     April  13,  2006         By:  /s/ Ricardo  Rosado
                                        --------------------
                                        Ricardo  Rosado
                                        Chief  Financial  Officer


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